EXHIBIT 5.1

December 9, 2013

Kamada Ltd.
7 Sapir Street
Kiryat Weizmann Science
Park P.O Box 4081
Ness Ziona 74140, Israel

Ladies and Gentlemen:

We have acted as counsel to Kamada Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission for the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 2,594,456of its ordinary shares, par value NIS 1.00 per share (the “Shares”) issuable pursuant to the Kamada Ltd. 2005 Israeli Share Option Plan and Kamada Ltd. 2011 Israeli Share Option Plan (together, the “Plans”).

In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement; (ii) copies of the memorandum of association and the articles of association of the Company, as currently in effect; (iii) the Plans; (iv) resolutions of the board of directors of the Company provided to us by the Company; and (v) such other records, documents, certificates, agreements, or other instruments, and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

In our examination of such documents, we have assumed the capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.

The opinion hereinafter expressed is limited to matters governed by the laws of the State of Israel applicable therein in effect as of the date of this opinion.

Based upon and subject to the forgoing and to the qualifications set forth herein, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Plans and subject to the requisite corporate approvals, when paid for and issued in accordance with the terms of the respective Plan and the applicable option grants, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as part of the Registration.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

Very truly yours, /s/ Fischer Behar Chen Well Orion & Co. Fischer Behar Chen Well Orion & Co.